 Exhibit 5.2

August 13, 2021

Enphys Acquisition Corp.

216 East 45th Street

13th Floor

New York, New York 10017

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Enphys Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with its registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed initial public offering by the Company of (a) up to 28,750,000 units of the Company (the “Units”) (including up to 3,750,000 Units subject to an over-allotment option), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one Class A Ordinary Share, and (b) all Class A Ordinary Shares and Warrants issued as part of the Units, as filed with the Company, all of which are to be offered pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Credit Suisse (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”). The Units and the Class A Ordinary Shares and Warrants, in each case, included as part of the Units, are collectively referred to herein as the “Securities.”’

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the Securities.

In connection with this opinion, we have examined, are familiar with, and have relied as to factual matters solely upon, copies of the following documents for purposes of rendering this opinion (collectively, the “Documents”), and we have made no other documentary or other investigation of any kind whatsoever for purposes of this opinion:

(i)             the Registration Statement;

(ii)            the form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement;

(iii)           the form of Unit Certificate, filed as Exhibit 4.1 to the Registration Statement;

August 13, 2021

(iv)         the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement; and

(v)          the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

For purposes of this opinion, we have assumed, without any investigation, (i) the Board of Directors of the Company shall have duly established the terms of the Units and the Class A Ordinary Shares and the Warrants included therein and duly authorized the issuance and sale of the Units and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) the legal capacity of each natural person, (iv) the full power and authority of each entity and person to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (v) the Company is, and shall remain, validly existing as a corporation under the laws of the Cayman Islands, (vi) the due authorization by each entity or person of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (vii) the due execution and delivery by each entity or person of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (viii) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person and of each other act heretofore done or hereafter to be done by such entity or person, (ix) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (x) the conformity to the original of each document submitted to us as a copy, (xi) the authenticity of the original of each document submitted to us as a copy, (xii) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (xiii) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith. We have also assumed that the (i) terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) the Warrant Agreement will be governed by the laws of the State of New York.

August 13, 2021

We are opining herein as to the internal laws of the State of New York (the “Opined-On Law”). Without limiting the generality of the foregoing, we express no opinion with respect to (i) laws of any other jurisdiction, including federal law, (ii) state securities or “blue sky” laws, or (iii) as to any matters of municipal law or the laws of any local agencies within any state.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.          When the Units are delivered by the Company to the Underwriters in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

2.          When the Units are delivered by the Company to the Underwriters in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

August 13, 2021

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Brown Rudnick LLP
Brown Rudnick LLP